UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ZAGG INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

April 25, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ZAGG Inc, scheduled to be held at 9:00 a.m. MDT, on June 12, 2014, at our headquarters located at 3855 South 500 West Suite J, Salt Lake City, Utah 84115.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon at the meeting by the stockholders.

Your vote is very important.  Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible.  This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process.  As a result, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) instead of paper copies of the Proxy Statement and our 2013 Annual Report on Form 10-K.  The Internet Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you.  The Internet Notice also gives instructions on how to vote your shares.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Randall L. Hales
Randall L. Hales President, Chief Executive Officer, and Director

ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of ZAGG Inc (the “Company”) will be held as follows:

Date:	June 12, 2014

Time:	9:00 a.m., Mountain Daylight Time (MDT)

Place:	ZAGG Inc Headquarters 3855 S 500 W, Suite J Salt Lake City, UT 84115

Purposes:	(1) To elect five directors of the Company to serve until the next annual meeting of the stockholders and until a successor has been elected and qualified;

(2) To ratify the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3)To provide an advisory approval of the compensation of our named executive officers; and

(4)To transact any other business that may properly come before the Annual Meeting and any additional adjournments.

Who Can Vote:	Stockholders at the close of business on April 21, 2014.

How You Can Vote:
Stockholders may vote electronically over the Internet, or by fax, or may request a complete set of traditional proxy materials and vote their proxy by mail.  Stockholders may also vote in person at the Annual Meeting.

By Authorization of the Board of Directors,

/s/ Brandon T. O’Brien
Brandon T. O’Brien Chief Financial Officer, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 12, 2014.

The Proxy Statement and the 2013 Annual Report to Stockholders
are available at www.proxyvote.com.

 ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

PROXY STATEMENT

For the Annual Meeting of Stockholders
To be held June 12, 2014

OVERVIEW

Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ZAGG Inc, a Nevada corporation (“we,” “us,” “our,” the “Company” or “ZAGG”), for use in connection with the Annual Meeting of the Company’s Stockholders to be held on June 12, 2014 (the “Meeting”).  This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Company’s 2013 Annual Report on Form 10-K, or alternatively a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), will be mailed to stockholders on or about May 7, 2014. The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Randall L. Hales and Brandon T. O’Brien) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of ZAGG common stock (the “Common Stock”) at the close of business on April 21, 2014 (the “Record Date”).

How many shares of Common Stock may vote at the Meeting?

As of the Record Date, there were 30,263,151 shares of Common Stock outstanding and entitled to vote.  Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with Empire Stock Transfer, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How can I vote on the proposals to be considered at the Meeting?

You may vote in person by attending the Meeting. You may also vote electronically over the Internet, or by fax, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or fax, see the instructions on the proxy form and the Internet Notice and have the proxy form available when you access the Internet website. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

If you hold your shares of ZAGG common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker. If you hold shares in street name, you must obtain a legal proxy from the stockholder of record to vote in person at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1	FOR the election of all five nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2014.

Proposal 3	FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein.

What are my choices when voting?

Proposal 1
You may cast your vote in favor of up to five individual directors. You may vote for fewer than five directors if you choose. You may also abstain from voting for any or all of the nominees for director.

Proposal 2	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

Proposal 3	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1	FOR the election of all five nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2014.

Proposal 3	FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein.

How will withheld votes, abstentions and broker non-votes be treated?

Withheld votes, abstentions and broker non-votes will be deemed as "present" at the Meeting, and will be counted for quorum purposes only.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  As noted, broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.  We expect that your broker will have discretionary authority to vote your shares on the proposal for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 2), based on this proposal being a routine matter, but not on the proposal to elect directors (Proposal No. 1) or the proposal relating to the approval on an advisory basis of the compensation of the named executive officers, as disclosed herein (Proposal No. 3.  Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to election of directors or other non-routine matters unless they have received instructions from the beneficial owner of the shares.  As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposal No. 1 or Proposal No. 3. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to directors and the compensation of our named executive officers is counted.

Can I change or revoke my vote?

You may change or revoke your proxy before the time of voting at the Meeting in any of the following ways:

•           by mailing a revised proxy to the Secretary of the Company;

•           by changing your vote on the Internet website;

•           by faxing a revised proxy card; or

•           by voting in person at the Meeting.

If you hold your shares of ZAGG common stock in street name, you may change or revoke the voting instructions you provide to your broker, bank or nominee by following the specific directions provided to you by your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee, by attending the Meeting and voting in person.

What vote will be required to approve each proposal?

Proposal 1 provides that the five nominees with the most votes will be elected as directors of the Company. Abstentions with respect to any one or more nominees and broker non-votes will not be counted and will have no effect on the outcome of the voting for directors.

Proposal 2 requires the affirmative vote of a majority of the shares representing a majority of the votes cast on the proposal by holders of shares, present in person or represented by proxy, and entitled to vote at the Meeting. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether a matter has been approved.

Proposal 3 requires the affirmative vote of a majority of the shares representing a majority of the votes cast on the proposal by holders of shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. The advisory vote on executive compensation is a non-binding advisory vote; however, the Compensation and Stock Option Committee and Board of Directors intend to consider the outcome of the vote when considering future executive compensation decisions. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether a matter has been approved.

Who will count the votes?

Representatives from Empire Stock Transfer, the Company’s transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. Management anticipates that the inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

The Company is pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet.  As a result, the Company is mailing to most of its stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) instead of a paper copy of the Proxy Statement and the Company’s 2013 Annual Report on Form 10-K. The Internet Notice contains instructions on how to access those documents over the Internet.  The Internet Notice also contains instructions on how to request a paper copy of the Company’s proxy materials, including the Proxy Statement, 2013 Annual Report on Form 10-K and a form of proxy card or voting instruction card.  All stockholders who do not receive an Internet Notice will receive a paper copy of the proxy materials by mail.  The Company believes this process will allow it to provide its stockholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ZAGG INC OR ANY OTHER PERSON.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Composition of the Board

The Board currently consists of five directors. All directors serve a one-year term and are subject to re-election each year. The Board has nominated five individuals for election at the Meeting. All of them currently serve as directors and each has consented to being named as a nominee for election as a director and has agreed to serve if elected. Biographical information for each of the nominees follows:

Cheryl A. Larabee

Age:	59

Director Since:	2011

Committees:	Chair of Nominating and Corporate Governance Committee; Member of Audit Committee; Member of Compensation and Stock Option Committee

Principal Occupation:	Professor, College of Business & Economics, Boise State University

Experience:	Ms. Larabee previously served as the Associate Vice President for University Advancement at the College of Business and Economics at Boise State University.

Ms. Larabee had a 24-year corporate banking career focused on financial problem-solving with clients ranging from start-ups to the Fortune 500. She is the former Senior Vice President and Western U.S. Regional Manager of the Corporate Banking Division at KeyBank. Previously she managed middle market teams at U.S. Bank in Portland, Oregon, and served a national client base at Crocker Bank in San Francisco, California.

Ms. Larabee earned a Bachelor of Arts degree in Psychology from Moorhead State University in 1975, and an MBA from Golden Gate University in 1980. She also completed the Stanford University Graduate School of Business Executive Program in 1984. Because of Ms. Larabee’s background in economics and finance, the Nominating and Corporate Governance Committee concluded that she should continue to serve as a director of the Company. Ms. Larabee was appointed as Chairperson of the Board on August 17, 2012. Ms. Larabee is a member of the National Association of Corporate Directors and was named a NACD Board Leadership Fellow in December 2012.

Other Directorships:	Ms. Larabee serves as a director for Norco Inc.

Family Relationships:	None

Randall L. Hales

Age:	47

Director Since:	2010

Committees:	None

Principal Occupation:	President and Chief Executive Officer (“CEO”) of ZAGG Inc

Experience:
Mr. Hales brings extensive business experience in operational development, product management, retail marketing, and management to our Board. Mr. Hales’ current and past business experience includes the following:

From December 2011 to August 2012, Mr. Hales served as President, Chief Operating Officer, and director of ZAGG and was instrumental in the integration of ZAGG and iFrogz, which was purchased by ZAGG in June 2011. In addition, Mr. Hales has served as a director of the Company since October 2010.  Beginning in August 2012, following the departure of the Company’s prior CEO, Mr. Hales had been serving as the Company’s interim CEO as the Board conducted its search for a permanent CEO. In December 2012, Mr. Hales was appointed as CEO of the Company.

From June 2007 to December 2011, he served as CEO and a director of Mity Enterprises (Orem, Utah), a multi-million dollar manufacturer of light-weight multipurpose furniture. While at Mity Enterprises, Mr. Hales established strategic objectives to drive revenue and EBITDA growth; established product management and a disciplined approach to new product introductions; and initiated aggressive operational improvement plans.

From March 2002 to May 2007, he served as CEO/Board Member of Back to Basics (Bluffdale, Utah), a consumer products company. Mr. Hales managed rapid growth in annual revenues based on sales to large retail customers. While at Back to Basics, Mr. Hales’ responsibilities included the following:  restructuring bank lines and borrowing base; implementing world-class distribution; establishing contract manufacturing relationships in Asia; lowering overall costs of goods sold; establishing product management and a disciplined approach to new product introductions; and negotiating license agreements with national accounts.

From April 2003 to June 2007, Mr. Hales served as a Board Advisor to WiLife, a consumer electronics firm, where he helped manage WiLife through a rapid growth phase. WiLife was later sold to Logitech.

Mr. Hales earned a B.S. degree in engineering from Brigham Young University.  The significant experience of Mr. Hales in manufacturing and operations led the Nominating and Corporate Governance Committee to conclude that Mr. Hales should continue to serve as a director of the Company.

Other Directorships:	Mr. Hales serves as a director for Norco, Inc. and Development Capital.

Family Relationships:	None

E. Todd Heiner

Age:	52

Director Since:	2012

Committees:	Member of Audit Committee; Member of Nominating and Corporate Governance Committee; Member of Compensation and Stock Option Committee

Principal Occupation:	CEO, Express Locations LLC

Experience:
Mr. Heiner is a results orientated leader with over 28 years of strategic and operational management experience in the telecommunications and wireless industries, particularly in building national wireless retail markets. Mr. Heiner founded Express Locations LLC in 2006, and it is the second largest T-Mobile Premier Retail partner in the United States with more than 120 locations. Prior to founding Express Locations LLC, Mr. Heiner was Vice President of Sales for Western Wireless where his efforts to revitalize the organization resulted in record setting customer growth. Western Wireless was sold to Alltel Wireless for $6.6 billion in September 2005. As an original member of the Pacific Northwest Cellular, Western Wireless and VoiceStream Wireless leadership teams, Mr. Heiner’s leadership and skills helped the company grow from a rural carrier into a national presence. At VoiceStream Wireless, he lead the sales and distribution teams of over 3,500 employees and 700 company-owned retail stores covering an area of over 200 million people in the United States. VoiceStream Wireless was sold to Deutsche Telekom in June 2001 for $30.0 billion. The company was rebranded T-Mobile USA. Mr. Heiner received a B.A. in Communications from Utah State University in 1985.

Other Directorships:	None

Family Relationships:	None

Bradley J. Holiday

Age:	60

Director Since:	2012

Committees:	Chair of Audit Committee; Member of Nominating and Corporate Governance Committee

Principal Occupation:	Senior Executive Vice President and Chief Financial Officer (“CFO”), Callaway Golf Company (“Callaway”).

Experience:
Mr. Holiday is the Senior Executive Vice President and CFO of Callaway Golf Company, and has served in such capacity since September 2003. Mr. Holiday previously served as Executive Vice President and CFO of Callaway beginning in August 2000. Before joining Callaway, Mr. Holiday served as Vice President—Finance for Gateway, Inc. Prior to Gateway, Inc., Mr. Holiday was with Nike, Inc. in various capacities beginning in April 1993, including CFO—Golf Company, where he directed all global financial initiatives and strategic planning for Nike, Inc.’s golf business. Prior to Nike, Inc., Mr. Holiday served in various financial positions with Pizza Hut, Inc. and General Mills, Inc. Mr. Holiday has an M.B.A. in Finance from the University of St. Thomas and a B.S. in Accounting from Iowa State University.

Other Directorships:	None

Family Relationships:	None

Daniel R. Maurer

Age:	57

Director Since:	2012

Committees:	Chair of Compensation and Stock Option Committee; Member of Audit Committee

Principal Occupation:	Senior Vice President and General Manager, Small Business Solutions Group, Intuit Inc.

Experience:
Mr. Maurer has extensive global consumer retail sales and marketing experience with over 20 years in executive management at Procter & Gamble (“P&G”), including 15 years internationally. As General Manager of Global Customer Development at P&G’s headquarters, he was tasked with building an effective marketing strategy to achieve a competitive advantage with P&G’s largest global customers including Wal-Mart, Costco, Ahold, Tessco, and Carrefour, who collectively represented over $360.0 billion in annual sales. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and US Business at Campbell’s Soup. In his current role at Intuit, he oversees the Small Business Solutions Group (including QuickBooks payroll, DemandForce, and QuickBase), and previously led the TurboTax®, Mint, and Quicken brands. He has previous experience serving on the board of Iomega Corporation which was acquired by EMC Corporation in 2008. Mr. Maurer received a bachelor’s degree in marketing and finance from the University of Wisconsin in 1978.

Other Directorships:	None.

Family Relationships:	None.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY.

TERMS OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders, and until their successors are elected and qualified, or until removed from office in accordance with our bylaws.

EXECUTIVE OFFICERS

In addition to Randall L. Hales, President, CEO and Director, whose biographical information is set forth above, the following individuals serve as executive officers of the Company.

Brandon T. O’Brien, 43, is the CFO of the Company with responsibility for the common support areas of finance, treasury, investor relations, information technology, and human resources. Mr. O’Brien became our CFO on February 12, 2007. Prior to assuming his position as the CFO for the Company, Mr. O’Brien served as the Vice President of Finance for a software company from January 2003 to January 2007 and as an independent financial consultant from September 2001 to January 2003. Mr. O’Brien is a certified public accountant, licensed in Utah.

Jason J. Schwartz, 38, is the Chief Operating Officer (“COO”) of the Company with responsibility for operations, eCommerce, product management, product development, and marketing. Prior to joining the Company, Mr. Schwartz worked with Sanyo North America, from 2007 through 2012, as COO and CEO of the Sanyo Logistics Corporation, where he operated the division as a growth-oriented, standalone company; and provided enhanced visibility of supply chain management and logistics activities for Sanyo North America’s subsidiaries. Mr. Schwartz received a Bachelor of Science in Accounting from SUNY Buffalo in 1997, and a Masters of Business Administration from the Kellogg School of Management, Northwestern University, in 2013.

CORPORATE GOVERNANCE
Director Independence

The Board reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”). As a part of this review, the Board considers transactions and relationships between the Company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand. The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules. As a result of this review, the Board has determined that each of our directors other than Mr. Hales (our CEO and President) is an “independent director” within the meaning of applicable NASDAQ listing standards.

Corporate Governance Guidelines and Code of Ethics

The Board has adopted Corporate Governance Guidelines, which can be accessed at the Company’s website, at www.ZAGG.com/investors. Our Corporate Governance Guidelines are intended to supplement the Company’s Bylaws and Board committee charters. The Nominating and Corporate Governance Committee reviews the Company’s Corporate Governance Guidelines at least annually, and then, as it deems appropriate, recommends amendments to the Board.

The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that is applicable to our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller), and employees. The Code of Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” under applicable securities rules.

Leadership Structure

The positions of Chairman of the Board and CEO are held by separate persons. Mr. Hales, the CEO, serves on the Board. His main focus, however, is to provide leadership to the Company in accomplishing the directives established by the Board. In that role, he is responsible for the general administration, oversight, care and management of the business of the Company and the subsidiaries, as well as full authority over all officers, managers and employees.

Ms. Larabee, the Chairperson of the Board, is considered the lead independent director, and her role, along with the Board, is to provide independent oversight of the CEO, to direct the business and affairs of the Company for the benefit of its stockholders, and to balance the interests of the Company’s diverse constituencies including stockholders, customers, and employees.

Meetings of the Board are chaired by Ms. Larabee, as the Chairperson.  Ms. Larabee also sets the agenda for such meetings. The independent directors may also from time to time meet without the presence of Mr. Hales as they determine it necessary to do so.

Policy Relating to Short-term and Speculative Transactions in the Company’s Stock

The Board has adopted a policy (the “Policy”) relating to short-term or speculative transactions in the Company’s securities by directors, officers, and 10% holders of the Company’s securities.  Specifically, the policy states that such individuals are prohibited from engaging in short-term or speculative transactions involving the Company’s securities, such as publicly traded options, short sales, puts, and calls, hedging transactions and holding the Company’s securities in a margin account.

As of the date of this Proxy Statement, all of members of the Board and the Company’s officers were in compliance with the Policy.

The Policy was filed as an exhibit to a Current Report on Form 8-K filed with the Commission on August 20, 2012.  The language of the Policy is included below for reference.

Short-Term or Speculative Transactions Policy

All Directors, Officers, and 10% Holders (as each term is defined in the Policy) are prohibited from engaging in short-term or speculative transactions involving Company securities, such as publicly traded options, short sales, puts, and calls, and hedging transactions.  This prohibition also applies to holding Company securities in a margin account and “short sales against the box”, which are sales of Company securities where a person does not deliver the shares he or she owns to settle the transaction but instead delivers other shares that his or her broker has borrowed from others.  Notwithstanding the terms of the Policy, the Board may waive this Short-Term or Speculative Transaction Policy on a case-by-case basis if:  (i) the Board forms the opinion that such waiver is not adverse to the interests of the Company or its stockholders; (ii) where the Director, Officer, or 10% Holder seeking such waiver has demonstrated to the satisfaction of the Board that he or she has sufficient assets to pay the obligation without resort to Company securities; and (iii) the Director, Officer, or 10% Holder seeking such waiver otherwise is in compliance with Section 16(c) of the Securities Exchange Act of 1934, as amended.  All other employees must obtain the specific prior written authorization of the Chief Executive Officer and the Chief Financial Officer before engaging in short-term or speculative transactions involving Company securities.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. The Board and the Audit Committee monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk, and enterprise risk by regular reviews with management, internal and external auditors, and other advisors. In its periodic meetings with the Company’s independent registered public accounting firms, the Audit Committee includes management in its review of accounting and financial controls, and assessment of business risks. The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation and Stock Option Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board met six times during 2013. Each director attended in person or telephonically each of the meetings of the Board. Randall L. Hales, Cheryl A. Larabee, and E. Todd Heiner attended the 2013 annual stockholder’s meeting, while Brad Holiday and Dan Maurer were unable to attend due to scheduling conflicts.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit Committee, (2) Compensation and Stock Option Committee, and (3) Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors as defined by NASDAQ market listing standards. Charters for each committee are available on our website, at www.ZAGG.com/investors.

The table below shows membership for each of the standing Board committees as of December 31, 2013.

Audit	Compensation and Stock Option	Nominating and Corporate Governance
Bradley J. Holiday (Chair)	Daniel R. Maurer (Chair)	Cheryl A. Larabee (Chair)
Cheryl A. Larabee	Cheryl A. Larabee	E. Todd Heiner
E. Todd Heiner	E. Todd Heiner	Bradley J. Holiday
Daniel R. Maurer

Audit Committee

The Audit Committee has four members and met four times during the year ended December 31, 2013.  Each member attended each of these meetings. The Board has determined that Brad Holiday, of the Audit Committee, is an “audit committee financial expert” within the meaning established by the SEC. The Audit Committee’s responsibilities, which are discussed in further detail in its charter, include the responsibility to:

●	Establish and implement policies and procedures for review and approval of the appointment, compensation, and termination of the independent registered public accounting firm;

●	Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company’s financial disclosure practices;

●	Pre-approve all services provided by our independent registered public accounting firm;

●	Hold meetings periodically with the independent registered public accounting firm, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment, and compliance with Company policies;

●	Review the Company’s consolidated financial statements and related disclosures;

●	Review with management and the independent registered public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

●	Perform other functions or duties deemed appropriate by the Board.

Additional information regarding the Audit Committee’s processes and procedures is addressed below under the heading “Audit Committee Disclosure.”  The Report of the Audit Committee is set forth later in this Proxy Statement.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee had three members and met three times in 2013. Each member attended each of these meetings. The Compensation and Stock Option Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

●	In consultation with the Company’s senior management, establish the Company’s general compensation philosophy and oversee the development and implementation of the Company’s compensation programs;

●	Recommend the base salary, incentive compensation and any other compensation for the Company’s CEO to the Board and review and approve the CEO’s recommendations for the compensation of all other officers of the Company and its subsidiaries;

●	Administer the Company’s incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation and Stock Option Committee by the terms of those plans;

●	Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

●	Prepare and issue the report of the Compensation and Stock Option Committee required by the rules of the Securities and Exchange Commission; and

●	Perform other functions or duties deemed appropriate by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee had three members and met three times in 2013.  Each member of the committee attended each of the meetings. The Nominating and Corporate Governance Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

●	Develop qualifications and criteria for selecting and evaluating directors and nominees;

●	Consider and propose director nominees;

●	Make recommendations to the Board regarding Board compensation;

●	Make recommendations to the Board regarding Board committee memberships;

●	Develop and recommend to the Board corporate governance guidelines;

●	Facilitate an annual assessment of the performance of the Board and each of its standing committees;

●	Consider the independence of each director and nominee for director; and

●	Perform other functions or duties deemed appropriate by the Board.

Nomination Process

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described below. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director.  This information should be addressed to Nominating and Corporate Governance Committee c/o Secretary at the following address:

ZAGG Inc
3855 S 500 W, Suite J
Salt Lake City, Utah 84115

As contemplated by the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, at least annually. Under its charter, the Committee is required to seek candidates with the following minimum qualifications:

●	a candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity, and vision;

●	a candidate must be prepared to represent the best interests of all of the Company’s stockholders, not just those of a particular constituency;

●	a candidate must have a record of professional accomplishment in his or her chosen field; and

●	a candidate must be prepared and able to participate fully in Board activities, including membership on Board committees.

Additionally, different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, stockholder recommendations or other referrals. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

There have been no material changes to the procedures by which stockholders may recommend nominees to the Board since the Company last provided this disclosure.

Compensation and Stock Option Committee Interlocks and Insider Participation

Daniel R. Maurer, Cheryl A. Larabee and E. Todd Heiner served on the Compensation & Stock Option Committee in 2013. None of the directors who served on the Compensation and Stock Option Committee in 2013 has ever served as one of the Company’s officers or employees or is or was a participant in fiscal 2013 in a related person transaction with the Company. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving on our Compensation and Stock Option Committee or as a member of our Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following narrative compensation discussion and analysis provides information regarding the Company’s executive compensation objectives, principles, practices and decisions as they relate to our executive officers identified in the Summary Compensation Table below (the “Named Executives”). The compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

The overall objective of the Company’s executive compensation programs is to create long-term value for the Company’s stockholders, by attracting and retaining talented executives that manage the Company effectively. The executive compensation programs are also designed with the objective of aligning the Named Executives’ compensation with the best interests of the Company’s stockholders.

Accordingly, the Company’s executive compensation program incorporates the following principles:

●	The overall compensation package should encourage long-term focus and stockholder value creation.
●	Compensation should be competitive with other companies of comparable size, in order to attract and retain talented executives.
●	Compensation should be based upon individual responsibility, leadership ability, and experience.
●	Compensation should reflect the fair market value of the services received.

Executive Compensation Procedures

To attain the Company’s executive compensation objectives and implement the underlying compensation principles, the Company intends to follow the procedures described below for fiscal 2014.

Role of the Committee.  The Compensation and Stock Option Committee has responsibility for establishing and monitoring the Company’s executive compensation programs and for making decisions regarding the compensation of the Named Executives. The Compensation and Stock Option Committee will recommend the compensation package of the CEO, CFO, and COO to the Board, which then sets the CEO, CFO, and COO’s compensation. The Compensation and Stock Option Committee will also monitor, administer and approve awards under the Company’s various incentive compensation plans for all levels within the Company, including awards under the Company’s 2013 Equity Incentive Award Plan.

After reviewing the performance of the Company and evaluating the CEO, CFO, and COO’s performance against established goals, leadership ability, Company responsibilities, and current compensation arrangements, the Compensation and Stock Option Committee will rely on its judgment in making compensation decisions.

Role of Consultants.  During the third quarter of 2013, the Compensation and Stock Option Committee engaged a consultant to perform a compensation study related to current executive and board compensation. Based on the results of that study, the Compensation and Stock Option Committee reviewed current cash and stock-based compensation to executives and the Board. The Compensation and Stock Option Committee had sole authority to hire and fire such consultant. In the future, if the Board chooses to hire outside compensation consultants, the Compensation and Stock Option Committee will have the sole authority to hire and fire such consultants.

Employment and Severance Agreements.  Mr. Hales, Mr. O’Brien, and Mr. Schwartz have employment agreements with the Company, which are discussed below.

Elements of Compensation

The Company’s executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

●	Salary;
●	Annual bonus; and
●	Restricted stock units and/or stock option grants.

Salary.  Salary is provided with the objective of paying for the underlying role and responsibility associated with the executive’s position, which the Compensation and Stock Option Committee believes allows the Company to attract and retain qualified executives. The Named Executives’ salaries are set at levels that the Compensation and Stock Option Committee believes are generally competitive with the compensation paid to officers in similar positions at companies of similar size. Salary adjustments are considered annually and influenced by the growth of the Company’s operations, individual performance, changes in responsibility, changes in cost of living, and other factors the Compensation and Stock Option Committee considers relevant.

The salaries of the Named Executives are set forth in the Summary Compensation Table set forth immediately following this section.

Annual Bonus.  In February 2014 and for the 2014 year, the Compensation and Stock Option Committee approved an annual performance-based bonus plan for the CEO, CFO, and COO, which includes a bonus range of 0.00% to 37.75% of base salary tied to the Company reaching certain operating metrics. The underlying purpose of the Company’s bonus plan is to reward the Named Executives with an annual bonus in an amount that correlates in substantial part to the net revenue, adjusted EBITDA, and earnings per share results of the Company and its operating subsidiaries for the year in question. The Compensation and Stock Option Committee believes that net revenue, adjusted EBITDA (as calculated and historically reported in quarterly press releases), and earnings per share are key measures of the financial health of the Company, and reflect the Company’s development of stockholder value.

The combination of salary and annual bonuses is intended to result in a cash compensation package for each Named Executive that falls within competitive market standards when the Company meets the performance objectives.

Long-Term Awards.  Discretionary long-term awards, in the form of stock options and/or restricted stock units are granted to the Named Executives annually. The long-term grants are made to encourage the Named Executives to continue their engagement with the Company throughout the vesting periods of the awards to align management and shareholder interests. The Compensation and Stock Option Committee generally grants long-term awards at its first meeting of each year. In granting stock options and restricted stock to the Named Executives, the Compensation and Stock Option Committee also considers the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”).  For long-term awards, the Company records expense in accordance with ASC Topic 718.

Stock Options.  Stock options are granted with an exercise price equal to the closing price per share on the date of grant and typically vest over three years after the date of grant, or on an intervening change of control of the Company if earlier.  Grants to date have been on a discretionary basis. During 2012 and 2013, no stock options were granted to Named Executives.

Restricted Stock Units.  Restricted stock unit awards are granted with a fair value equal to the ending stock price on the date of grant and typically vest over a one to three year period after the date of grant.  Upon vesting, the shares are transferred to the applicable individual as free-trading shares. During 2013, a total of 185,093 restricted stock unites were granted to Named Executives.

Randall L. Hales Employment Agreement – Chief Executive Officer

From August 17, 2012, through December 11, 2012, Mr. Hales served as the interim Chief Executive Officer of the Company while the Board conducted a search for a permanent Chief Executive Officer.  On December 11, 2012, Mr. Hales entered into an employment agreement (the “Hales Agreement”) with the Company to serve as the Company’s Chief Executive Officer.

Pursuant to the Hales Agreement, Mr. Hales serves as Chief Executive Officer and as a member of the Board. The Board agreed to nominate Mr. Hales to the Board as long as he was serving as Chief Executive Officer, with the understanding that he would serve as a member of the Board without additional compensation. Mr. Hales’ employment with the Company is “at will,” and either the Company or Mr. Hales may terminate his employment at any time with or without cause.

Pursuant to the Hales Agreement, Mr. Hales carries out all customary and usual duties of the CEO of a consumer products company of similar size and operations. His annual base salary was originally set at $692,000. The Compensation and Stock Option Committee of the Board reviews Mr. Hales’ base salary and other compensation at least annually, and revises such amounts in the discretion of the Compensation and Stock Option Committee. Additionally, he may receive an annual cash incentive of $208,000 or such greater amount as the Compensation and Stock Option Committee may determine, subject to the achievement by the Company of various financial goals. Mr. Hales also receives annual equity compensation of $658,000 in shares of the Company’s restricted common stock, which is issued and vests pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. Hales’ employment is terminated by the Company for cause as defined in the Hales Agreement, he is entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause. For purposes of the Hales Agreement, a termination “for cause” occurs if Mr. Hales is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Hales Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the Hales Agreement) occurs because Mr. Hales’ at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

In connection with the Hales Agreement, Mr. Hales also entered into a Change of Control Severance Agreement (the “Change of Control Agreement”). Pursuant to the Change of Control Agreement, if Mr. Hales is subject to an Involuntary Termination (as defined in the Change of Control Agreement) at any time within twelve (12) months after a change of control in the Company, then he will be entitled to receive continuing payments of severance pay during the Compensation Continuation Period (as defined in the Change of Control Agreement) at a rate equal to his current compensation. Such severance payments shall be paid bi-monthly in accordance with the Company’s normal payroll practices and shall commence within thirty (30) days after the Involuntary Termination.

Additionally, Mr. Hales and the Company entered into an Indemnity Agreement (the “Indemnity Agreement”) pursuant to which the Company agreed to provide indemnification to Mr. Hales in connection with certain claims and actions brought by third parties and in derivative actions. The Company also agreed to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance for Mr. Hales, on such terms and conditions as may be approved by the Board, and to advance certain expenses incurred in connection with certain claims, as defined in the Indemnity Agreement.

Brandon T. O’Brien Employment Agreement – CFO

On December 10, 2012, Mr. O’Brien entered into an employment agreement (the “O’Brien Agreement”) with the Company to continue serving as the Company’s CFO.

Pursuant to the O’Brien Agreement, Mr. O’Brien serves as CFO. Mr. O’Brien’s employment with the Company is “at will,” and either the Company or Mr. O’Brien may terminate his employment at any time with or without cause.

Pursuant to the O’Brien Agreement, Mr. O’Brien carries out all customary and usual duties of the CFO of a consumer products company of similar size and operations. His annual base salary is $400,000. The Compensation and Stock Option Committee of the Board reviews Mr. O’Brien’s base salary and other compensation at least annually, and revises such amounts in the discretion of the Compensation and Stock Option Committee. Additionally, he may receive an annual cash incentive of $120,000 or such greater amount as the Compensation and Stock Option Committee may determine, subject to the achievement by the Company of various financial goals. Mr. O’Brien also receives annual equity compensation of $376,552 in shares of the Company’s restricted common stock, which are issued and vest pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. O’Brien’s employment is terminated by the Company for cause as defined in the O’Brien Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause. For purposes of the O’Brien Agreement, a termination “for cause” occurs if Mr. O’Brien is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the O’Brien Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the O’Brien Agreement) occurs because Mr. O’Brien’s at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

Jason J. Schwartz Employment Agreement – COO

On August 5, 2013, Mr. Schwartz began serving as the Company’s COO after entering into an employment agreement (the “Schwartz Agreement”) with the Company.

Pursuant to the Schwartz Agreement, Mr. Schwartz serves as COO of the Company. Mr. Schwartz’s employment with the Company is “at will,” and either the Company or Mr. Schwartz may terminate his employment at any time with or without cause.

Pursuant to the Schwartz Agreement, Mr. Schwartz will carry out all customary and usual duties of the COO, including such other duties as may be determined from time to time by the CEO. His annual base salary is $225,000. The Compensation and Stock Option Committee of the Board reviews Mr. Schwartz’s base salary and other compensation at least annually, and will revise such amounts in the discretion of the Compensation and Stock Option Committee. Additionally, he may receive an annual cash incentive of $67,500 or such greater amount as the Compensation and Stock Option Committee may determine, subject to the achievement by the Company of various financial goals. Mr. Schwartz also will receive annual equity compensation of $225,000 in shares of the Company’s restricted common stock. The initial grant was made on August 5, 2013 and vests 33.3% on January 1, 2014; 33.3% on April 1, 2014; and 33.4% on July 1, 2014. Future grants will be issued and vest pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. Schwartz’s employment is terminated by the Company for cause as defined in the Mr. Schwartz Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause. For purposes of the Mr. Schwartz Agreement, a termination “for cause” occurs if Mr. Mr. Schwartz is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Schwartz Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the Schwartz Agreement) occurs because Mr. Schwartz’s at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company’s management the information set forth herein. Based on such review and discussions with management, the Compensation and Stock Option Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this Proxy Statement.

The Compensation and Stock Option Committee

Daniel R. Maurer, Chair
Cheryl A. Larabee
E. Todd Heiner

Summary Compensation Table

The following table summarizes information for the fiscal years ended December 31, 2013, 2012 and 2011, concerning the compensation paid or awarded to our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Option and Restricted Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Randall L. Hales	2013	$695,633	$27,200	$658,001	$24,160	(2)	$1,404,994
Chief Executive Officer,	2012	$533,333	$160,625	$470,967	$25,552	(3)	$1,191,477
President, & Director	2011	$7,576	$--	$509,010	$--		$516,586

Brandon T. O’Brien	2013	$400,183	$19,200	$376,550	$24,160	(4)	$820,093
Chief Financial Officer	2012	$390,625	$220,000	$376,554	$38,191	(5)	$1,025,370
	2011	$175,000	$82,251	$353,500	$38,363	(6)	$649,114

Jason J. Schwartz (7)	2013	$82,788	$8,438	$224,999	$--		$316,225
Chief Operating Officer

(1)
This column shows the full grant date fair market value of the restricted stock awards and options granted as computed under ASC Topic 718 and the expense attributable to restricted stock awards and options granted that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the fiscal years ended December 31, 2013, 2012, and 2011, which are included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

(2)	All other compensation for Mr. Hales for 2013 consisted of: $14,160 in employer-paid health insurance premiums and $10,000 in matching 401(k) contributions.

(3)	All other compensation for Mr. Hales for 2012 consisted of: $11,952 in employer-paid health insurance premiums and $13,600 in matching 401(k) contributions.

(4)	All other compensation for Mr. O’Brien for 2013 consisted of: $14,160 in employer-paid health insurance premiums and $10,000 in matching 401(k) contributions.

(5)
All other compensation for Mr. O’Brien for 2012 consisted of: $11,952 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $12,892 in matching 401(k) contributions; and $5,597 for other board-approved expenses.

(6)
All other compensation for Mr. O’Brien for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $10,410 in matching 401(k) contributions; $3,000 for a fuel allowance; and $6,794 for other board-approved expenses.

(7)	Mr. Schwartz was hired as COO on August 5, 2013.

Grants of Plan-based Awards

The following table summarizes plan-based compensation to the Name Executive Officers during the fiscal year ended December 31, 2013 under the Company’s 2013 Equity Incentive Award Plan

Name and Principal Position	Grant Date	Restricted Stock Awards (#) (1)	Grant Date Fair Value of Restricted Stock (2)
Randall L. Hales	January 15, 2013	89,160	$658,001

Brandon T. O’Brien	January 15, 2013	51,023	$376,550

Jason J. Schwartz	August 5, 2013	44,910	$224,999

(1)
This column shows the number of restricted stock and restricted stock unit awards. All awards granted to Mr. Hales and Mr. O’Brien vested on December 15, 2013. The award granted to Mr. Schwartz vests over a one-year period and will be fully vested on July 1, 2014.

(2)
This column shows the full grant date fair market value of the restricted stock awards granted as computed under ASC Topic 718 and the expense attributable to these awards that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2013, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Option Exercises and Restricted Stock Vested Table

The following table summarizes options exercised and restricted stock vested during the fiscal year ended December 31, 2013 by the Named Executive Officers”).

		Restricted Stock
Name and Principal Position	Year	Number of Shares Acquired on Vesting ($/Share)(1)	Value Realized Upon Vesting ($)(2)
Randall L. Hales	2013	105,827(3)	$402,534

Brandon T. O’Brien	2013	67,690(4)	$317,733

Jason J. Schwartz	2013	--	$--

(1)	This column shows the number of share-based awards exercised (options and warrants) or vested (restricted stock or restricted stock units).

(2)	This column is computed as the difference between the market price of the underlying securities at exercise and the exercise price paid by the executive to acquire the security.

(3)	Mr. Hales elected to have the Company retain 46,563 shares from this amount as part of a net share settlement to cover the outstanding tax liability related to the vesting of awards.

(4)	Mr. O’Brien elected to have the Company retain 17,858 shares from this amount as part of a net share settlement to cover the outstanding tax liability related to the vesting of awards.

Outstanding Equity Awards at Fiscal Year-end December 31, 2013

This table provides information on the year-end 2013 holdings of stock options and other stock awards (warrants and restricted stock) by the Named Executive Officers.

	Stock Options				Restricted Stock
Name and Principal Position	Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options or Warrants (#) Not Exercisable	Option or Warrant Exercise Price ($/Share)	Option or Warrant Expiration Date	Number of Shares or Units of Restricted Stock That Have Not Vested (#)		Market Value of Shares or Units of Restricted Stock That Have Not Vested ($)
Randall L. Hales	61,694	--	$5.13	October 13, 2015	--		$--
	--	--	$--	--	16,667	(1)	$72,501

Brandon T. O’Brien	60,000	--	$1.23	February 20, 2014	--		$--
	60,000	--	$2.53	February 5, 2015	--		$--
	--	--	$--	--	16,666	(2)	$72,497

Jason J. Schwartz	--	--	$--	--	44,910	(3)	$195,359

(1)           Award will vest on December 12, 2014.

(2)           Award will vest on March 2, 2014.

(3)           Award will vest 1/3 on January 1, 2014; 1/3 on April 1, 2014; and 1/3 on July 1, 2014.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if a Named Executive Officer’s employment were terminated or the Company undergoes a change in control.  These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as disability and life insurance benefits and the value of employee-paid group health plan continuation coverage under the Consolidated Omnibus Reconciliation Act, or “COBRA.”  As noted above, Randal Hales, Brandon O’Brien, and Jason Schwartz have employment agreements with the Company that include severance and change-in-control provisions.

Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control

Under both the 2007 Stock Incentive Plan and the 2013 Equity Incentive Award Plan, the Compensation and Stock Option Committee, which administers such plans, at its sole and absolute discretion, has the ability to accelerate the vesting of awards granted under such plans, though such acceleration of vesting is not mandated.

DIRECTOR COMPENSATION

The Company uses cash compensation and stock-based incentive compensation to attract and retain qualified candidates to serve as directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors.

The Company has granted restricted stock to its non-employee directors concurrent with their appointment to the Board.

Director Summary Compensation Table for 2013

The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2013.

Name (1)	Fees Earned ($)	Restricted Stock Awards ($)(2)	Total ($)
Cheryl A. Larabee	$116,212	$103,054	$219,266
E. Todd Heiner	$58,106	$51,527	$109,633
Daniel R. Maurer	$58,106	$51,527	$109,633
Bradley J. Holiday	$58,106	$51,527	$109,633
Edward D. Ekstrom (3)	$14,527	$51,527	$66,054

(1)
Randall L. Hales, the President, CEO, and director of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as director.

(2)
This column shows the full grant date fair market value of the restricted stock awards granted as computed under ASC Topic 718 and the expense attributable to these awards that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2013, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	Edward Ekstrom resigned as a member of the Board of Directors on April 27, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 21, 2014, for each director and nominee for director, each Named Executive Officer, and by all directors (including nominees) and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the SEC rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock granted as restricted stock and stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 21, 2014, were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of April 21, 2014, which was 30,263,151 shares.

Name	Common Stock	Options and Warrants Exercisable	Total	Beneficial Ownership
Randall L. Hales	96,336	61,694	158,030	(1	)*%
Brandon T. O’Brien	624,761	60,000	684,761	2.3%
Jason J. Schwartz	29,940	--	29,940	*	%
Cheryl A. Larabee	18,722	92,541	111,263	*	%
E. Todd Heiner	9,429	--	9,429	*	%
Daniel R. Maurer	9,429	--	9,429	*	%
Bradley J. Holiday	8,414	--	8,414	*	%
All officers and directors as a group (7 persons)	797,031	214,235	1,011,266	3.3%

* Less than one percent.

Security Ownership of Certain Beneficial Owners
The following table sets forth, as of April 25, 2013, certain information regarding the ownership of our capital stock each person who is known to be a beneficial owner of more than 5% of any class of our voting stock. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 21, 2014, were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of April 21, 2014, which was 30, 263,151 shares.

Title of Class	Name and Address of Beneficial Owners (2)	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Blackrock, Inc. 40 East 52nd Street New York, New York 10022	3,309,043 (1)	10.9%
Common Stock	RBC Global Asset Management (U.S) Inc. 100 South Fifth Street, Suite 2300 Minneapolis, Minnesota, 55402	2,509,913 (2)	8.3%

(1)
The  information reported is based on a Schedule 13G/A filed with the SEC on January 10, 2014 by BlackRock, Inc. Pursuant to the Schedule 13G/A, BlackRock reports sole voting power with respect to 3,245,962 shares or our common stock and sole dispositive power with respect to 3,309,043 shares of our common stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(2)
The information reported is based on a Schedule 13G filed with the SEC on February 10, 2014 by RBC Global Asset Management (U.S.) Inc., an investment advisor.  Pursuant to the Schedule 13G, RBC Global Asset Management (U.S.) Inc. reports shared voting power with respect to 1,440,866 shares or our common stock and shares dispositive power with respect to 2,509,913 shares of our common stock. The address of RBC Global Asset Management (U.S.) Inc. is 100 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2014.  The Company is seeking stockholder ratification of such action. Stockholder ratification of the appointment of KPMG is not required by our bylaws or otherwise. However, we are submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

Audit Fees

For the years ended December 31, 2013 and 2012, we incurred fees to KPMG.  Audit fees include the annual audit, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, and accounting consultations.  Tax fees include U.S., foreign and state income tax preparation and tax consultation.  The Audit Committee believes KPMG’s independence has not been impaired by their non-audit services.

A summary of fees incurred to KPMG in 2013 and 2012 appears below:

Fee Category	2013	2012
Audit	$779,603	$782,556
Audit-related	--	--
Tax	129,215	365,622
Other	30,000	--
Total	$938,818	$1,148,178

It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm and the related fees. The Audit Committee is authorized to delegate, within specified limits, the pre-approval of such services and fees to an individual member of the Audit Committee, provided that such individual shall report any decisions to pre-approve such services and fees to the full Audit Committee at its next regularly scheduled meeting. During 2013, no fees were approved by the Audit Committee after services were performed pursuant to the de minimis exception established by the SEC.

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the year ended December 31, 2013, the Audit Committee has:

(1)           Reviewed and discussed the audited financial statements with management;

(2)	Discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards; and

(3)
Received the written disclosure and letter from KPMG regarding the independent registered public accounting firm’s independence required by the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm, the registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 21, 2014 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit Committee

Bradley J. Holiday (Chair)
Cheryl A. Larabee
E. Todd Heiner
Daniel R. Maurer

It is expected that representatives of KPMG will attend the Meeting and be available to make a statement or respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS).

KPMG, independent registered public accountants, were engaged as our independent registered public accounting firm for the years ended 2013, 2012, and 2011.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requires that we include in this Proxy Statement for the 2014 Annual Meeting of Stockholders a non-binding, advisory stockholder vote to approve the compensation of our Named Executive Officers as described in the above under Executive Compensation, and the compensation tables, set forth in the Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of ZAGG Inc approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting held June 12, 2014, pursuant to Item 402 of Regulation S-K, including the narrative discussion of executive compensation, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

As an advisory vote, this proposal is not binding on the Board of Directors. However, the Compensation and Stock Option Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

_______________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction during 2013 or in any presently proposed transaction which, in either case, has or will materially affect us.

The Company makes a concerted effort to review potential transactions with our executive officers and directors from the standpoint of whether any related party transaction issues would be involved, and reviews any such issues, including the approval, ratification, and disclosures relating to such transactions, on a case-by-case basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under Section 16 of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company.

To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2013, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the Company’s 2014 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of the Company on or before October 16, 2014.  Stockholder proposals to be presented at the 2015 Annual Meeting of Stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than November 15, 2014, nor later than December 17, 2014.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders’ banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of this Proxy Statement and the Company’s 2013 Annual Report to Stockholders should submit a request by writing to Brandon T. O’Brien, Corporate Secretary, ZAGG Inc, 3855 South 500 West, Suite J, Salt Lake City, Utah 84115. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Meeting.  However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

/s/ Brandon T. O’Brien
Brandon T. O’Brien
Chief Financial Officer, Corporate Secretary
Salt Lake City, Utah
April 25, 2014

ZAGG INC
Annual Meeting of Stockholders

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Annual Meeting on June 12, 2014

The undersigned appoints Randall L.  Hales or Brandon T. O’Brien of ZAGG Inc with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of ZAGG Inc, to be held June 12, 2014, beginning at 9:00 am, MDT, at its corporate offices located at 3855 South 500 West Suite J, Salt Lake City, Utah 84115, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to stockholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X] Total Number of Shares Held: _____________________
 Certificate Number(s) _____________________

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1.	Election of Directors

 Nominees –          Randall L. Hales
Cheryl A. Larabee
E. Todd Heiner
Bradley J. Holiday
Daniel R. Maurer

FOR Election of ALL Nominees	AGAINST Election of ALL Nominees	ABSTAIN

[ ]	[ ]	[ ]

Except vote withheld from the following nominee listed above.  (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name in the list below.)

Randall L. Hales
Cheryl A. Larabee
E. Todd Heiner
Bradley J. Holiday
Daniel R. Maurer

2.	Ratification of the Appointment of KPMG LLP as independent registered public accounting firm for the Company

FOR Ratification	AGAINST Appointment	ABSTAIN

[ ]	[ ]	[ ]

3.	To provide an advisory approval of the compensation of our named executive officers

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date

Please provide updated address information as necessary: